                                                                    Exhibit 10.6


                                 Office Lease


                            Dated February 5, 1998


                            Between the Registrant

                              and Ahdi Nashashibi

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                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
1.   Premises.............................................................   3

2.   Term.................................................................   3

3.   Rent, Additional Charges and Security Deposit........................   4

4.   Tenant Share of Increased Costs......................................   5

5.   Construction In the Premises.........................................   5

6.   Use and Compliance with Law..........................................   5

7.   Alterations and Additions............................................   6

8.   Repairs..............................................................   6

9.   Liens................................................................   6

10.  Subordination and Attornment.........................................   7

11.  Inability to Perform.................................................   8

12.  Damage or Destruction................................................   8

13.  Eminent Domain.......................................................   9

14.  Assignment and Subletting............................................  10

15.  Services and Utilities...............................................  11

16.  Default and Remedies.................................................  12

17.  Indemnity, Insurance and Subrogation.................................  15

18.  Entry by Landlord....................................................  17

19.  Notices..............................................................  17

20.  No Waiver............................................................  18

21.  Estoppel Certificates................................................  18

22.  Rules and Regulations................................................  19

23.  Tax on Tenant's Personal Property....................................  19


24.  Authority............................................................  19

25.  Miscellaneous........................................................  19

     Exhibit A............................................................  22

     Exhibit B............................................................  23

     Exhibit C............................................................  24

     Exhibit D............................................................  25

     Exhibit E............................................................  28

     Addendum 1-7.........................................................  30

                               818 MISSION STREET
                                  OFFICE LEASE
                            Basic Lease Information

Lease Date:           February 5, 1998

Landlord:             Ahdi Nashashibi

Address of Landlord:  99 Magellen
                      San Francisco, CA 94116

Tenant:               Andromedia, Inc.
                      a California corporation

Address of Tenant:

Building:             818 Mission Street
                      San Francisco, CA 94105

Section 1.1           Floor(s) and or Suite(s):   Second & Third Floors, Suites 200 & 300
                      Rentable Area of Premises:  Approximately 11,000 rentable square feet
                                                  Approximately 5,500 rentable square feet
                                                  per floor

Section 2.1           Commencement Date:          May 1, 1998
                      Expiration Date:            April 30, 2003

Section 3.1           Monthly Rent:               Months 1-36          $16,500.00 per month
                                                  Months 37-60         $18,333.33 per month
                                                  See Exhibit B

Section 3.2           Advance Rent:               $100,000.00

Section 3.5           Security Deposit:           $100,000.00 Letter of Credit -See Exhibit F

Section 4.1(a)        Tenant's Percentage Share:  40%

Section 4.1(b)        Base Year:                  1998

Section 5.1           Tenants Share of Improvement Costs:  See Exhibit C

Section 17.2          Insurance:                  $2,000,000.00

Section 26.14         Broker:                     Walker Emerald, Inc.
                                                  Cushman Realty Corporation

Exhibits Attached:    Exhibit A - Floor Plans
                      Exhibit B - Monthly Premises Rent
                      Exhibit C - Tenant Improvements
                      Exhibit D - Rules and Regulations
                      Exhibit E - Option to Extend Term: One (1) five (5) year term,
                                  Nine (9)months advance notice, Fair Market Value, not
                                  less than last years rental
                      Exhibit F - Security Deposit/Letter of Credit

Addenda Attached:  Addendum 1:  1-7

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective Information herein above set forth and shall be construed to incorporate all of the terms provided under the particular Lease section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the latter shall control.

                             STANDARD OFFICE LEASE

THIS LEASE is made and entered into this 5th day of February, 1998 by and between Ahdi Nashashibi, an individual (herein called "Landlord"), and Andromedia, Inc., a California corporation (herein called "Tenant").

                              W I T N E S S E T H:

           Landlord and Tenant hereby covenant and agree as follows:

1.   Premises

  1.1 Upon and subject to the terms, covenants, and conditions hereinafter set forth, Landlord leases to Tenant, and Tenant hires from Landlord, those premises (herein called the "Premises") in the building commonly known as 818 Mission Street (the "Building"), comprising the area substantially as shown on the floor plan or plans that have been initialed by Landlord and Tenant and are attached hereto as Exhibit A. The Premises contain the rentable area specified
                   ---------
in the Basic Lease information and are located on the floor(s) of the Building that is (are) specified in the Basic Lease Information. The Building contains five occupied floors ("Floors 1-5") plus a basement floor of storage and auxiliary use. The Building, the land upon which the Building stands, together with utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Building, are herein sometimes collectively called the "Real Property."

  1.2     The purpose of attached Exhibit A is to show the approximate location
                                  ---------
of the Premises in the Building only, and such Exhibit is not meant to constitute an agreement as to the construction of the Premises, the rentable area thereof, or the specific location of the common areas or the elements thereof or of the access ways to the Premises or the Building.

2.   Term

  2.1 The Premises are leased for a term (herein called the "Term") which commences on the "Commencement Date" and terminates on the "Expiration Date," which dates are collectively specified in the Basic Lease Information, unless the Term shall sooner terminate as hereinafter provided. Notwithstanding the foregoing, if Landlord, for any reason whatsoever, is unable to deliver possession of the Premises to Tenant on or prior to the Commencement Date set forth in the Basic Lease Information, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, Rent and Additional Charges (as defined in Article
3) shall be abated for the period of time between the Commencement Date set forth in the Basic Lease Information and the time when Landlord can deliver possession as provided in Section 5.1 below. No delay in delivery of possession shall operate to extend the Expiration Date beyond the date specified in the Basic Lease Information.

  2.2 In the event that Tenant takes occupancy of the Premises prior to the Commencement Date, Tenant's obligations, including the obligation to pay rent, under this Lease shall commence upon such occupancy, and shall continue until the Expiration Date.

  2.3 Notwithstanding anything to the contrary herein contained, in the event that possession of the Premises has not been delivered to Tenant within one hundred eighty (180) days after the Commencement Date, then this Lease shall be automatically terminated without any further act of either party hereto and both parties hereto shall be released from all obligations hereunder.

3.   Rent, Additional Charges and Security Deposit

  3.1 Tenant shall pay to Landlord during the Term the monthly rent specified in Exhibit B (referred to herein as "Rent"), which sums shall be
             ---------
payable by Tenant on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions or set off whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day calendar month.

  3.2 Upon the execution hereof, Tenant shall pay to Landlord the sum of "Advance Rent" specified in the Basic Lease Information. Such Advance Rent shall be applied to the first Rent due pursuant to Section 3.1.

  3.3 Tenant shall pay to Landlord all charges and other amounts specified in this Lease (herein called "Additional Charges"), including, without limitation, any increase in the Rent resulting from the provisions of Article 4 hereof. All such amounts and charges shall be payable to Landlord at the place where the Rent is payable. Landlord shall have the same remedies for a default in the payment of Additional Charges as for a default in the payment of Rent.

  3.4     If Tenant shall fail to pay any Rent or Additional Charges within ten
(10) days after the date same are due and payable, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) of such unpaid amounts in each instance to cover Landlord's additional administrative costs resulting from Tenant's failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts. Any payment to Landlord following the service upon Tenant of a three (3) day notice to pay Rent or quit shall be in the form of a certified or cashier's check.

  3.5 By execution of this Lease, Landlord acknowledges receipt of Tenant's security deposit (the "Security Deposit") in the amount set forth in the Basic Lease Information. The Security Deposit shall be held by Landlord as security for Tenant's faithful performance of all terms, covenants and conditions of this Lease. Tenant agrees that Landlord may, without waiving any of Landlords other rights and remedies under this Lease upon the occurrence of any of the events of default described in Article 16 hereof, apply the Security Deposit to remedy any failure by Tenant to repair or maintain the Premises or to perform any other terms, covenants or conditions contained herein. If Tenant has kept and performed all terms, covenants and conditions of this Lease during the Term, Landlord will within thirty (30) days following the termination hereof return said sum to Tenant or the last permitted assignee of Tenant's interest hereunder. Should Landlord use any portion of the Security Deposit to cure any default by Tenant hereunder, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord sufficient to restore the Security Deposit to its original-amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest thereon.

4.   Tenant Share of Increased Costs     SEE ADDENDUM 2

5.   Construction In the Premises

  5.1 Prior to the Commencement Date, Landlord will substantially complete work in the Premises as set forth in Exhibit C attached hereto and made a pan
                                     ---------
hereof (such work being herein called "Tenant Improvements"). Substantial completion and delivery of possession of the Premises to Tenant shall be deemed to have occurred when Landlord delivers to Tenant (1) a Certificate of Substantial Completion furnished by Landlord's architect; and (ii) a temporary certificate of occupancy or similar governmental approval. It is agreed that by occupying the Premises, Tenant acknowledges that the Premises are in the condition called for hereunder, subject to normal punch list items specified by Tenant to Landlord in writing within ten (10) days after the date of such occupancy. The cost of Tenant Improvements shall be paid by Landlord and Tenant as set forth in Exhibit C. SEE ADDENDUM 3.
                ---------

  5.2 Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the arcades, plazas, and walkways outside the Building, including without limitation the heating, ventilating, air conditioning, plumbing, electrical, fire protection, life safety, security, and other mechanical, electrical, and communications systems of the Building (herein called the "Building Systems"), and the common areas in all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, and other public parts of the Building; provided, however, that any such alterations or additions shall not materially diminish the quality or quantity of services being provided to the Premises or adversely affect the functional utilization of the Premises.

6.   Use and Compliance with Law

  6.1 Tenant shall use the Premises for general office purposes and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering said Building or any part thereof of any of its contents.
Tenant shall not do Or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

  6.2 Tenant, at Tenant's cost and expense, shall comply with (a) all laws, orders, regulations, and directions of federal, state, county and municipal authorities that impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, and (b) all reciprocal casement agreements and declarations of conditions, covenants, and restrictions that are recorded against and affect the Building or the Premises; provided, however, that Tenant shall not be required to make any structural alterations in order to comply unless such alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to die provisions of this Article 6 shall be made in conformity with, and subject to the provisions of Section 9.2 hereof.

7.   Alterations and Additions SEE ADDENDUM 4.

8.   Repairs

  8.1 Tenant shall, at all times during the Term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant hereby waves all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code Sections 1941 and 1942 or any other law, statute or ordinance now or hereafter in effect. Tenant shall at the end of the term hereof surrender to Landlord the Premises and all Alterations in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically set forth elsewhere in this Lease.

  8.2 Landlord shall repair and maintain the structural portions of the Building, including the plumbing, heating, air conditioning, ventilating and electrical systems, installed or furnished by Landlord, unless the necessity for such maintenance and repairs is in any way caused by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless Landlord receives written notice of the need for such repairs or maintenance from and fails to make such repairs or perform such maintenance for reasonable period of time following such notice by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and/or equipment therein.

9.   Liens

  9.1 Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. In the event that Tenant shall not, within ten (10) days after the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Charges and shall be payable to it by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanic's and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior notice of commencement of any construction on the Premises.

10.  Subordination and Attornment

  10.1 Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building or the Real Property or both, and (b) the lien of any mortgage or deed of trust that may now exist or hereafter be executed in any amount for which the Building, the Real Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of any ground lease, underlying lease or lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord; provided that such successor in interest shall recognize all of Tenant's rights hereunder. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.

  10.2 Nondisturbance. Landlord shall use its best efforts to obtain from the holder of any encumbrance heretofore or hereafter placed against the Premises or the Building a nondisturbance agreement in recordable form, providing that in the event of any foreclosure, sale under a power of sale, ground or master lease termination, or transfer in lieu of any of the foregoing, or the exercise of any other remedy under any such Encumbrance:

     (a) Tenant's use, possession, and enjoyment of the Premises shall not be disturbed and this Lease shall continue in full force and effect as long as Tenant is not in default; and

     (b) This Lease shall automatically become a lease directly between any successor to Landlord's interest, as landlord, and Tenant, as if that successor were the landlord originally named in the Lease.

11.  Inability to Perform

  11.1 If Landlord is unable to perform, or is delayed in performing, any construction, installations, decorations, repairs, alterations, additions or improvements, under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this Lease, Including the furnishing of utilities or other services pursuant to Article 15, by reason of acts of God, governmental actions, accidents, breakage, repairs, strikes, lockouts, other labor disputes, limitation, curtailment, rationing or restrictions on the use of utilities or materials, or any other reason beyond Landlord's reasonable control, then no such in-ability or delay by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent or Additional Charges, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience, annoyance, interruption, injury or loss to or interference with Tenant's business or use and occupancy or quiet enjoyment of the Premises or any loss or damage occasioned thereby. Provided however, that the foregoing shall not be deemed to extend the time at which tenant, pursuant to any express provisions of this lease, is entitled to an abatement of rent or to terminate this lease. Tenant hereby waives and releases any right to terminate this Lease under Section 1932(l) of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.

12.  Damage or Destruction

  12.1 If (i) the Premises are damaged by fire or other casualty for which insurance coverage is available to Landlord, (ii) insurance proceeds in an amount sufficient to repair such casualty are made available to Landlord and
(iii) in Landlord's judgement such repairs can be completed within one hundred eighty (180) days after the date of such damage, then Landlord shall repair such damage, and this Lease shall remain in full force and effect except that Tenant shall be entitled to a reduction of Rent and Additional Charges while such repairs are being made in the proportion that the rentable area of the Premises tendered untenantable (as pertains to Tenants specific business for particular) by such damage bears to the total rentable area of the Premises. Within thirty
(30) days after the date of such damage, Landlord shall notify Tenant whether or not such repairs can be completed within one hundred eighty (180) days after the date of such damage, and Landlord's determination shall be binding on Tenant.
If (x) such damage is caused by an uninsured casualty, or (y) such damage is caused by and uninsured casualty for which insurance proceeds sufficient to repair such damage are not made available to Landlord and/or (z) such repairs cannot be made within one hundred eighty (180) days after the date of such damage, in Landlord's judgement as determined above, then, in any such event, Landlord shall have the option either to (a) notify Tenant of Landlord's intention to repair such damage and diligently prosecute such repairs to completion, in which event this Lease shall continue in full force and effect and the rent and Additional Charges shall be reduced as provided herein, or (b) notify Tenant of Landlord's election to terminate this Lease by giving such notice of termination on the date specified in such notice, and the Rent and Additional Charges, proportionately reduced as provided above, shall be paid up to the date of such termination, with Landlord refunding to Tenant any Rent and Additional Charges previously paid for any period of time subsequent to such date. If Landlord elects or is required to repair the Premises or the Building pursuant to this Article 12, the repairs to be made by Landlord shall not include, and

Landlord shall not be required to repair or replace any fixtures, equipment, for loss or use of all or any part of the Premises, for any damage to Tenant's business or profits, or for any disturbance to Tenant caused by any casualty or the restoration of the Premises following such casualty. A total destruction of the Building shall automatically terminate this Lease.

  12.2 The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Building, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Building.

13.  Eminent Domain

  13.1 If all or any part of the Premises is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall terminate as to the part so taken on the earlier to occur of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking, and either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other party within thirty
(30) days if the portion of the Premises taken shall be of such extent and nature as to render the balance of the Premises untenantable and unusable by Tenant if any part of the Building other than the Premises is condemned or otherwise taken so as to require in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the earlier of the date of the vesting of title, or the date of dispossession as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting or dispossession will occur. If the Lease is not so terminated, Landlord shall proceed to repair and reconstruct the remaining portion of the Building to the extent insurance and condemnation proceeds are available to do so.

  13.2 Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of personal property and fixtures belonging to Tenant.

  13.3 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Rent and Additional Charges shall abate in the proportion that the rentable area of the Premises taken by such condemnation or other taking bears to the total rentable area of the Premises.

  13.4 If all or any portion of the Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time not to exceed 180 days, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease; provided, however, that the Rent and Additional Charges shall abate during such limited period in the proportion that the rentable area of the Premises rendered untenantable and unusable as a result of such condemnation or other taking bears to the total rentable area of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking.

  13.5 Tenant hereby waives and releases any right to terminate this Lease under Sections 1265.120 and 1265,130 of the California Code of Civil Procedure, or under any similar law, statute or ordinance now or hereafter in effect.

14.  Assignment and Subletting

  14.1 Tenant shall not sell, assign, encumber, pledge or otherwise transfer or hypothecate all of its interest in or rights with respect to the Premises or Tenant's leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than Tenant or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to Tenant's leasehold estate hereunder (collectively, "Sublease") without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld.

  14.2 If Tenant desires at any time enter into an Assignment of this Lease or a Sublease of the Premises or any portion thereof, it shall first give written notice to Landlord of its desire to do so, which notice shall contain
(a) the name of the proposed assignee, subtenant or occupant, (b) the nature of the proposed assignee's, subtenant's or occupant's business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment or Sublease and (d) such financial information as Landlord may reasonably request concerning the proposed assignee, subtenant or occupant. At any time within fifteen (15) days after Landlord's receipt of the notice specified in this
Section 14.2, Landlord may by written notice to Tenant either consent to the Sublease or Assignment or disapprove die Sublease or Assignment. As a condition for granting its consent to any Assignment or Sublease, Tenant shall pay to Landlord one hundred percent (100%) of the amount by which all sums payable to Tenant in connection with such Assignment or Sublease (after deducting leasing commissions, tenant improvement costs and similar expenses payable in connection with such Assignment or Sublease) exceed the Rent and Additional Charges payable by Tenant to Landlord hereunder (or a proportionate amount thereof representing the portion of the Premises subject to a Sublease if less than the entire Premises is subject to a Sublease).

  14.3 No consent by Landlord to any Assignment or Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment or Sublease. The consent by Landlord to any Assignment or Sublease shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other Assignment or Sublease. Any Assignment or Sublease that is not in compliance with this
Article 14 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this

Lease. The acceptance of Rent or Additional Charges by Landlord from a proposed assignee or sublessee shall not constitute the consent to such Assignment or Sublease by Landlord.

  14.4 Any sale or other transfer of Tenant's stock, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall not be deemed an Assignment for purposes of this Article 14 provided that the net worth of Transferee is equal to or greater than that of Tenant following such transfer. In no event shall only public offering, private offering, or sale of Tenant's stock over a public exchange constitute an Assignment under this lease.

  14.5 Each assignee, sublessee, or other transferee, other than Landlord, shall assume, a14.5, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Rent and Additional Charges, and for the performance of all the terms, c agreements herein contained on Tenant's part to be performed for the Term; provided, however, that the assignee, sublessee, mortgagee, pledgee or other transferee shall be liable to Landlord for rent only in the amount set forth in the Assignment or Sublease. No Assignment shall be binding on Landlord unless the assignee of Tenant shall deliver to Landlord a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 14.5, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above.

  14.6 In the event Tenant shall assign this Lease or sublet the Premises or shall request the consent of Landlord to any assignment or subletting, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith.

15.  Services and Utilities

  15.1 Landlord shall furnish to the Building during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, except for New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco (such time periods exclusive of holidays being referred to herein as "Normal Business Hours"), (a) heating, air conditioning and ventilation in amounts required for the use and occupancy of the Premises for general office purposes,
(b) elevator service, (c) electric current in amounts required for normal office lighting and for normal fractional horsepower office machines, and (d) water for lavatory and drinking purposes. It is understood that elevator service, electric current and water will be available at all times, subject to Sections 15.2,15.3 and 15.4 hereof. Landlord shall wash all exterior windows not less than twice per year.

  15.2 Tenant shall contract and pay for all utilities and janitorial services for the Premises including, but not limited to, heating, air conditioning, ventilation and lighting.

  15.3 In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity, or the reduction of automobile or other emissions, or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Rent and Additional Charges reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

  15.4 Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not (i) use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, or (ii) connect any apparatus, machine or device with electric current except through existing electrical outlets in the Premises. If Tenant shall utilize electric current in excess of that usually supplied for use of the Premises as general office space, Landlord shall have the right to install an electric current meter in the Premises to measure the amount of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and the installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to reimburse Landlord promptly upon demand for all electric current measured by said meter at the rates charged for such services by the local public utility, plus any additional expense incurred by Landlord in accounting for electric current so consumed. If a separate meter is not installed, the amount of excess electric consumption in the Premises and the monthly cost thereof shall be estimated by the utility company or an electrical engineer and Tenant shall pay such excess to Landlord on a monthly basis. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, or (b) the occupancy of the Premises by more than one person per one hundred seventy-five (175) square feet of rentable area therein, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord upon demand.

16.  Default and Remedies

  16.1 The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

     (a) The abandonment of the Premises by Tenant.

     (b) The failure of Tenant to make any payment of Rent or any other sum or payment due from Tenant hereunder within ten (10) days after delivery of a written demand from Landlord therefor.

     (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than described in Section 16.1(b) above, where such failure shall continue for a period of twenty (20) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said twenty (20) day period and thereafter diligently prosecutes such cure to completion.

     (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged as bankrupt, or a petition of reorganization or arrangement under any law relating to bankruptcy (unless in the case of such petition filed against Tenant, the same is dismissed within sixty (60) days); or the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days; or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's Interest in this Lease, where such Seizure is not discharged in thirty (30) days; the admission by Tenant in writing of the inability to pay its debts as they become due.

     (e) Failure by Tenant to renew the Standby Letter of Credit as defined in Exhibit F attached hereto.

16.2 Upon the occurrence of a default by Tenant as provided in Section 16.1, Landlord shall have the following rights and remedies in addition to all other rights and remedies available to Landlord in law or equity;

     (a) The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenants right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid Rent and Additional Charges for the balance of the Term after the time of award exceed the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

     (b) The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and additional Charges as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession;

     (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

     (d) The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law; provided, however, that the foregoing remedy shall only apply to a default by Tenant in payment of capital rent. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition to indebtedness other than Rent and Additional Charges due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the Rent and Additional Charges for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Rent and Additional Charges for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Rent and Additional Charges due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent and Additional Charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent and Additional Charges as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or it such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this Section 16.2(d), Landlord is hereby irrevocably appointed attorney-in-fact for Tenant with power of substitution. No taking possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

          (e) The right to have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 16.2(d) hereof; provided, however, that the foregoing remedy shall only apply to a default by Tenant in payment of capital rent.

  16.3 If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenants expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

  16.4 If Landlord fails to perform its obligations under this Lease within fifteen (15) days after notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform, Landlord shall be in default hereunder. If the nature of Landlord's obligations is such that more than fifteen (15) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such fifteen (15) day period and thereafter diligently prosecutes the same to completion. In the event of a default by Landlord hereunder, Tenant's remedies shall include an action for damages and/or an injunction.

17.  Indemnity, Insurance and Subrogation

  17.1 (a) Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees and disbursements, incurred in connection with or arising from (i) any default or breach by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease; or (ii) any negligence or willful misconduct of Tenant or of its contractors, agents, servants, employees, invitee or licensees of Tenant in, on or about the Premises, or all or any part of the Real Property, either prior to, during, or after the expiration of the Term and in connection with this Lease. Tenant's obligations under this Section 17.1(a) shall survive the expiration or other termination of this Lease.

     (b) Landlord agrees to indemnify Tenant against and save Tenant harmless from any and all loss, cost, liability, damage, and expense, including without limitation penalties, fines and reasonable counsel fees and disbursements, incurred in connection with or arising from (i) any default or breach by Landlord in the observance of the terms, covenants, or conditions of this Lease; or (ii) any negligence or willful misconduct of Landlord, or its contractors, agents, servants, employees, invitees, or licensees in, on or about the Premises, or all or any part of the Real Property, either prior to, during, or after the expiration of the Term and in connection with this Lease. Landlords obligations under this Section 17.1(b) shall survive the expiration or other termination of this Lease.

  17.2 Tenant agrees to carry and keep in force during the Term hereof, at Tenant's sole cost and expense, the following types of insurance, in the amounts and in the form provided for:

     (a) Public Liability and Property Damage. Bodily and personal injury liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence, insuring against any and all liability for injuries to or death of persons occurring in, on or about the Premises or arising out of the maintenance, use or occupancy thereof (including, for purposes of "personal injury," coverage against false arrest, detention or imprisonment, malicious prosecution, libel, slander and wrongful entry or eviction), and property damage liability insurance with a limit of not less than Two Million Dollars ($2,000,000) per accident or occurrence. All such public liability and property damage insurance shall specifically insure the performance by Tenant of its indemnity obligations under Section 17.1 hereof with respect to liability for injury to or death of persons and for damage to property.

     (b) Workers' Compensation and Employers' Liability. Workers' compensation and employers' liability insurance covering employees for California Workers' Compensation benefits, including employers' liability with limits of at least Five Hundred Thousand Dollars ($500,000) for each accident).

     (c) Tenant Property. Insurance covering all improvements made by Tenant to the Premises, and any and all Fixtures, equipment, furnishings and personal property of Tenant from time to time in, on or about the Premises, providing protection against all perils included within a standard fire and extended coverage insurance policy ("all risk form"), together with insurance against sprinkler damage, vandalism and malicious mischief. Such insurance shall be in an amount not less than the full replacement cost of the property insured without deduction for depreciation.

     (d) Policy Form. All policies of insurance provided for herein shall be issued by insurance companies with a general policyholders' rating of not less than A and a financial rating of X111 as rated in the most current available "Best's Insurance Reports," and qualified to do business in the State of California. Except for workers' compensation and employers' liability, all such policies shall be issued in the names of Landlord, Tenant and such other persons or firms as Landlord specifies from time to time and shall be for the mutual and joint benefit and protection of Landlord, Tenant and others herein above mentioned. Executed copies of all such policies of insurance or certificates thereof shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant, and thereafter within thirty (30) days prior to the expiration of the term of each such policy. All public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its agents and employees by reason of the negligence of Tenant. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by the Tenant in like manner and to like extent. All such policies of insurance shall provide that the company writing said policy will give Landlord thirty (30) days' notice in writing in advance of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

  17.3 Landlord's Property Insurance. Landlord shall use its best efforts to maintain such insurance at such coverage and amounts substantially similar to the existing insurance, and shall promptly notify Tenant in writing in the event that the coverage and/or amounts of Landlord's property insurance are materially reduced; provided, however, that in any event the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance that are carried by reasonably prudent landlords of Comparable Buildings and workers' compensation coverage as required by applicable law. On inquiry by Tenant from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord.

  17.4 Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any other part of the Building or the Complex, or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft; provided, however, that nothing set forth herein shall be deemed to relieve Landlord of its indemnity obligations under Section 17.1(b).

  17.5 Notwithstanding anything to the contrary contained herein, to the extent permitted by their respective policies of insurance and to the extent of insurance proceeds received with respect to the loss, Landlord and Tenant each hereby waive any right of recovery against the other party and against any other party maintaining a policy of Insurance with respect to the Building or any portion thereof or the contents of any of the same, for any loss or damage sustained by such other party with respect to the Building, or the Premises or any portion thereof or the contents of the same or any operation therein, whether or not such loss is caused by the fault or negligence of such other party. If any policy of insurance relating to the Premises carried by Tenant does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, Tenant and Landlord shall, if possible, obtain from their respective insurers under such policy a waiver of all rights of subrogation the insurer might have against Landlord or Tenant, as the case may be, or any other party maintaining a policy of insurance covering the same loss, in connection with any claim, loss or damage covered by such policy.

18.  Entry by Landlord

  18.1 Landlord reserves and shall at all times have the right to enter the Premises at all reasonable times upon prior notice to Tenant (except in cases of emergency or in the provision of services under this Lease, in which cases no prior notice need be given) to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Rent or Additional Charges, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at ail times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detailer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

19.  Notices

  19.1 Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant (i) at Tenant's address set forth in the Basic Lease Information, if sent prior to Tenant's taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant's taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant's vacation, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord's address set forth in the Basic Lease Information, or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 19.1. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given three (3) business days after the date when it shall have been mailed as provided in this Section 19.1 if sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

20.  No Waiver

  20.1 No failure by Landlord or Tenant to insist upon the strict performance of any obligation of the other party under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Rent or Additional Charges during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Rent and Additional Charges then due under this Lease shall be deemed to be other than on account of the first items of such Rent and Additional Charges then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Rent or Additional Charges in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlords right to recover the balance of such Rent or Additional Charges or to pursue any other legal remedy.

  20.2 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

21.  Estoppel Certificates

  21.1 Tenant at anytime and from time to time upon not less than ten (10) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlords request to any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) whether or not them are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Rent and Additional Charges and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Section 21.1 may be relied upon by Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property.

22.  Rules and Regulations

  22.1 Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit D and all modifications thereof
                                      ---------
and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building or the Complex of any of said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

23.  Tax on Tenant's Personal Property

  23.1 At least ten (10) days prior to delinquency Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in Or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon written demand, the taxes so levied against Landlord, or the proportion thereof resulting from said increase in assessment. The portion of real estate taxes payable by Tenant pursuant to this Section 23.1 and by other tenants of the Building pursuant to similar provisions in their leases shall be excluded from Real Estate Taxes for purposes of computing the Additional Charges to be paid pursuant to Article 4 hereof.

24.  Authority

  24.1 Each of the persons executing this Lease on behalf of Tenant and Landlord does hereby covenant and warrant that the party for which they are executing this Lease is a duly authorized and existing entity, that the party for which they are executing this Lease has and is qualified to do business in California, that the party for which they are executing this Lease has full right and authority to enter into this Lease, and that any such person signing on behalf of such party is authorized to do so. Upon either party's request, the other party shall provide the requesting party with evidence reasonably satisfactory to such party confirming the foregoing covenants and warranties.

25.  Miscellaneous

  25.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

  25.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives and successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building as owner or less", including any transfer by operation of law, the Landlord (or subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Section 26.2.

  25.3 If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable., shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full "tent permitted by law.

  25.4 This Lease shall be construed and enforced in accordance with the laws of the State of California.

  25.5 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

  25.6 This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are superseded by this Lease. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, and no rights, easements, or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

  25.7 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and the Complex and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

  25.8 In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including its attorney's fees, in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party's major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's or arbitrator's decision. If Landlord is named as a defendant in any suit brought against Tenant in connection with or in anyway arising out of this Lease or Tenant's use or occupancy of the Premises, Tenant shall pay Landlord's costs and expenses, including, without limitation, reasonable attorney's fees, incurred in such suit or action.

  25.9 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 8 hereof, ordinary wear and tear and the provisions of Article 12 excepted.

  25.10 Upon Tenant paying the Rent and Additional Charges and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy tile Premises during the Term as against all persons or entities lawfully claiming by or through Landlord, subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 10 hereof.

  25.11 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent or Additional Charges under this Lease, result in any liability of Landlord in Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

  25.12 Any holding over by Tenant after the expiration or other termination of the Term with the written consent of Landlord shall be construed to be a tenancy from month-to-month at one hundred seventy-five percent (175%) of the Rent in effect on the date of such expiration or termination and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises as provided in Article 16 hereof.

  25.13 Time is of the essence with respect to all provisions of this Lease in which a definite time for performance is specified.

  25.14 Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease other then the party identified as "Broker" in the Basic Lease Information and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than Broker.

  25.15 The following Exhibits and Addenda are attached hereto and incorporated herein by this reference: (a) Exhibits A, B, C, D and Addendum 1.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

"Landlord"                          "Tenant"

Ahdi Nashashibi                     Andromedia, Inc.
---------------                     ----------------

An individual                       A California corporation
-------------                       ------------------------

By: /S/ AHDI NASHASHIBI               By: /S/ JAMIE COHAN
    -----------------------               ------------------------

Its:                                  Its:
    -----------------------               ------------------------

                                   EXHIBIT A

                                  Floor Plans

                         TO BE SUPPLIED BY THE LANDLORD

                                   EXHIBIT B

                             Monthly Premises Rent

The following monthly rent shall be paid by Tenant in respect of the Premises during each month of the Term:

                  Month                        Monthly Rent
              ------------            ------------------------
                  1-36                    $16,500.00 per month
                  37-60                   $18,333.33 per month

                                   EXHIBIT C

                              Tenant Improvements

Landlord shall install Improvements in the Premises in accordance with the plans and specifications (the "Plans") attached hereto. The cost of such improvements shall be paid by Landlord, provided that Tenant shall pay to Landlord within ten
(10) days after taking occupancy of the Premises the amount set forth as "Tenant's Share of Improvement Costs" in the Basic Lease Information.

                                   EXHIBIT D

                             Rules and Regulations

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant.

     All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass or any window, door, partition or wall which may appear unsightly from outside the Premises. Landlord shall furnish and install a Building standard window covering at all exterior windows which shall not be modified by Tenant without the prior written consent of Landlord.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective premises.

3. Tenant shall not alter any lock or install any new or additional locks to any bolts on any doors or windows of the Premises with Landlord's prior approval (not to be unreasonably withheld or delayed).

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight or equipment of any kind shall be brought into the Building without the prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. Tenant shall pay for any damage to walls, doors, paint, elevator cabs or other items caused by Tenant's movers.

7. Tenant shall not use, keep or permit to be used or kept arty foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

8. No commercial cooking shall be done or permitted by the Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

9. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other then that supplied by Landlord, if any.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the prior consent of the Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 PM and 8:00 AM the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified.
The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Building and the Building.

12. Landlord reserves the right to exclude or expel from the Building any person who, In the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

14. Tenant shall not disturb, solicit, or canvas any occupant of the Building and shall cooperate to prevent same.

15. Without the prior written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

16. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

17. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

                                   EXHIBIT E

                             Option to Extend Term

  (A) Tenant shall have one (1) option "Extension Option" to extend the term of the Lease. The Extension Option shall extend the term of the Lease for a period (the "Extension Term") of five (5) years commending on the expiration of the Initial Term. Tenant shall be payable during the Extension Term as set forth in Exhibit B. All other provisions of this Lease shall remain unchanged during the Extension Term except that the "Base Year" for the Extension Term shall be 2003.

  (B) The Extension Option shall only be effective if Tenant is not in default under any of the terms and conditions of this Lease, either at the time the Extension Option is exercised or at the commencement of the Extension Term. The Extension Option must be exercised, if at all, by written notice from Tenant to Landlord given not less than nine (9) months prior to the expiration of the initial Term and once exercised is irrevocable.

  (C) For the purposes of this Lease, "Fair Market Value" shall be defined as the rental rate charged for comparable space as the Premises or other areas, as may be applicable, taking into account the size, location, location in the Building, and terms of this Lease, including, without limitation, rental escalation terms. Within thirty (30) days of exercise of an Extension Option or other event requiring the determination of Fair Market Value, Landlord shall notify Tenant of its determination of Fair Market Value. If Tenant disputes Landlord's determination of Fair Market Value, Tenant shall notify Landlord within ten (10) days following Landlord's notice to Tenant and such dispute shall be resolved as follows:

     (1) Within thirty (30) days following Landlord's notice to Tenant of Fair Market Value, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any disagreement.

     (2) If within this thirty (30) day period, Landlord and Tenant cannot reach agreement as to Fair Market Value, they shall each select an appraiser to arrive at a determination of Fair Market Value and submit his/her conclusions in writing to Landlord and Tenant within thirty (30) days of the expiration of the thirty (30) day consultation period described in (1) above.

     (3) If only one appraisal is submitted within the requisite period of time, it shall be deemed the Fair Market Value. If both appraisals are submitted within such time period, and if the two appraisals differ by less than ten percent (10%) of the higher of the two, the average of the two appraisals shall be deemed to be Fair Market Value. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his/her selection make a determination of Landlord and Tenant. This third appraisal shall then be averaged with the closer of the two previous appraisals and the results shall be the Fair Market Value.

     (4) All appraisers specified shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising commercial properties in San Francisco. Each party shall pay the cost of the appraiser selected by such party, one-half of the cost of the third appraiser, plus one-half of any other costs incurred in determining the Fair Market Value.

  (D) In no event shall the Extension Option rent be less than the rent paid by Tenant in the last month of the Initial term.

                               ADDENDUM TO LEASE

This Addendum to Lease ("Addendum") is part of that certain Lease (defined below) of even date herewith by and between AHDI NASHASHIBI, an individual ("Landlord"), and ANDROMEDIA, INC., a California corporation, ("Tenant") for approximately 11,000 rentable square feet of premises ("Premises") located on the second and third floors of the building ("Building") located at 818 Mission Street, San Francisco, California, as more particularly described in the Lease Form (defined below). Landlord and Tenant agree that, notwithstanding anything to the contrary contained in the Lease Form, the Lease Form shall be amended, supplemented and modified as follows:

1.   Definitions

     Unless otherwise defined in this Addendum, all terms used in this Addendum shall have the same meaning and definition given them in the Lease Form. As used in this Addendum, the term "Lease Form" shall mean the printed lease form, together with all exhibits and attachments thereto, to which this Addendum is attached. As used herein, the term "Lease" shall mean the Lease Form, this Addendum, and all other addenda, exhibits, and attachments to the Lease Form referred to in the Lease Form or in this Addendum.

2.   Tenant Share of Increased Costs (Replacing Section 4 of the Lease)

  2.1 For purposes of this Lease, the following terms shall have the meanings hereinafter set forth:

     (a) "Tenant's Percentage Share" shall mean the percentage figure so specified in the Basic Lease Information. Tenant's Percentage Share has been computed by dividing the floor(s) of the Premises by the total rentable square footage of Floors 1-5 (whether occupied or not) and multiplying the resulting quotient by 100.

     (b) Tenant agrees to pay Tenant's Percentage Share of the increase in Taxes over the Base Tax Year 1998, as set forth in the Basic Lease Information. Landlord represents that the Base Tax Year 1998 is based upon a fully assessed and occupied Building.

     (c) "Real Estate Taxes" shall mean all taxes, assessments and charges levied upon or with respect to the Real Property or any personal property of Landlord used in the operation thereof, or Landlord's interest in the Real Property or such personal property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for transit, housing, police, fire or other governmental services or purported benefits to the Real Property, service payments in lieu of taxes, and any tax, free or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Real Property or any part thereof, or on the rent payable under any lease or in connection with business of renting space in the Building that are now or hereafter levied or assessed against Landlord by the United States of America, the State of California, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes, whether or not now customary or in the contemplation of the parties on the date of this Lease. Any assessments may be included in Real Estate Taxes and shall be deemed payable over the longest lawful period and only the installment(s) due in a given tax year should be included in Real Estate Taxes for any such tax year. Real Estate Taxes shall not include franchise, transfer, inheritance and excess profits taxes, gift taxes, succession taxes, estate taxes, federal and state income taxes, penalties arising from Landlord's failure to pay taxes in a timely manner, and other taxes applied or measured by Landlord's general or net income (as opposed to rents, receipts, or income attributable to operations at the Building); capital stock or income taxes unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax and items included as Operating Expenses. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. Tenant shall be entitled to its share of Tax refunds for any Lease year where Tenant paid its Share of Taxes.

     (d) "Operating Expenses" shall mean the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance, and repair of the Building, including, without limitation: (i) janitorial, maintenance, security guard and other service contracts; (ii) charges for electricity, gas, steam, water, sewer, waste disposal and other utilities furnished or incurred by Landlord and not otherwise billed directly to Tenant by Landlord; (iii) materials, supplies, equipment and tools: (iv) maintenance and repairs; (v) the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, rent loss, earthquake and other insurance; (vi) wages, salaries, and other labor costs, including taxes, insurance, retirement, medical and other employee benefits of all personnel engaged solely in the operation and maintenance of the Building; (vii) fees, charges and other costs, (but excluding management fees, consulting fees, legal fees and accounting fees), of all independent contractors engaged by Landlord or reasonable charges incurred by Landlord if Landlord performs management services in connection with the Building; (viii) if in performing its obligations pertaining to operation, maintenance and repair of the Common Areas, Landlord should incur any costs which would constitute capital expenditures under generally accepted accounting principles, and if such capital expenditure does not result from damage or destruction or Landlord's discretionary renovation, remodeling, alteration or expansion of the building commonly referred to as 818 Mission Street, or part thereof, such capital expenditure shall be amortized (without interest) over the useful life of the equipment or improvement so repaired or replaced, and there shall be included as part of Common Area Operating Expenses each year only the amortized portion of such capital expenditure allocable to such calendar year;
(ix) all expenses payable by the Building pursuant to the Complex Covenants; and
(x) any other reasonable expenses of any other kind whatsoever reasonably incurred in operating, maintaining and repairing the Building. Operating Expenses shall not include Real Estate Taxes, depreciation on the Building other than depreciation on carpeting in public corridors and common areas, costs for which Landlord has a right of reimbursement from others, costs of Tenants' Improvements, real estate brokers' commissions, executive salaries (exclusive of salaries, wages or fees paid for management activities) and capital, items other than those referred to in this Section 4.1(d): services not generally provided to all Building tenants; legal compliance costs (such as the Americans With Disabilities Act); utilities outside of common areas). Operating Expenses for both Base Year and each subsequent calendar year shall be determined by adjusting the actual Operating Expenses to equal Landlord's reasonable estimate of what the total Operating Expenses would be if the total rentable area of the Building had been 95% occupied for the entire calendar year. The computation of Operating Expenses shall be made in accordance with generally accepted tax accounting principles. Notwithstanding anything contained herein to the contrary, Landlord shall deduct from Operating Expenses payment for Operating Expenses received from any basement/lower level tenant.

  2.2 In addition to the Rent payable by Tenant for each calendar year subsequent to the Base Year 1998, Tenant shall pay Tenant's Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in such calendar year over Operating Expenses paid or incurred by Landlord in the Base Year 1998,

  2.3 During December of each calendar year starting with the Base Year 1998 or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable by Tenant under Section 4.2 (such amounts are referred to herein as the "Estimated Operating Expenses") for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Estimated Operating Expenses, provided that if such notice is not given in December then Tenant shall continue to pay on the basis of the prior estimate until the first day of the calendar month next succeeding the date such notice is given. If at any time or times it appears to Landlord that the actual amounts payable under Section 4.2 (such amounts are referred to herein as the "Actual Operating Expenses") for the current calendar year will vary from the Estimated Operating Expenses by more than five percent (5%), Landlord shall, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

  2.4 As soon after the close of each calendar year as practicable, Landlord shall deliver to Tenant a statement of the Actual Operating Expenses for such calendar year. If the Actual Operating Expenses are less than the estimated payments for such calendar year previously made by Tenant and Tenant is not in monetary default at the such statement is delivered, Landlord shall credit the excess to the next payment of Rent failing due under this Lease. If the Actual Operating Expenses are more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 4.4 shall survive the expiration or other termination of the term of this Lease, and if the term of this Lease shall expire or terminate on a day other than the last day of the calendar year, the adjustment in Additional Charges pursuant to this Section 4.4 for the calendar year in which the term expires or otherwise terminates shall be prorated in the proportion that the number of days in such year preceding expiration or termination of the Lease bears to the number 365.

  2.5 During December of each calendar year starting with the Base Year 1998 or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable by Tenant under Section 4.1 (such amounts are referred to herein as the "Estimated Real Estate Taxes") for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the Estimated Real Estate Taxes, provided that if such notice is not given in December then Tenant shall continue to pay on the basis of the prior estimate until the first day of the calendar month next succeeding the date such notice is given. If at any time or times it appears to Landlord that the actual amounts payable under Section 4.1 (such amounts are referred to herein as the "Actual Real Estate Taxes") for the current calendar year will vary from the Estimated Real Estate Taxes by more than five percent (5%), Landlord shall, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

  2.6 As soon after the close of each calendar year as practicable, Landlord shall deliver to Tenant a statement of the Actual Real Estate Taxes for the calendar year. If the Actual Real Estate Taxes are less than the estimated payments for such calendar year previously made by Tenant and Tenant is not in monetary default at the time such statement is delivered, Landlord shall credit the excess to the next payment for Rent failing due under this Lease. If the Actual Real Estate Taxes are more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 4.6 shall survive the expiration or other termination of the term of this Lease, and if the term of this Lease shall expire or terminate on a day other than the last day of the calendar year, the adjustment in Real Estate Taxes pursuant to this Section 4.6 for the calendar year in which the term expires or otherwise terminates shall be prorated in the proportion that the number of days in such year preceding expiration or termination of the Lease bears to the number 365.

3.   Acceptance of Premises [Section 5.11]

  Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord also hereby assigns to Tenant all warranties with respect to the Premises which would reduce Tenant's maintenance and obligations hereunder and shall cooperate with Tenant to enforce all such warranties. Landlord warrants and represents that as of the Commencement Date the Premises will be in good condition and repair and the electrical, mechanical, HVAC, plumbing, elevator and other systems serving the Premises and the Building will be in good condition and repair.

4.   Alterations and Additions (Replacing Section 7 of the Lease)

  4.1 Tenant shall not make or suffer to be made any structural (or non-structural if the cost thereof exceeds Five Thousand Dollars ($5,000.00) alterations, additions or improvements (collectively, "Alterations"), to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any Alterations to the Premises consented to by Landlord shall be made by Landlord or an agent or contractor designated by Landlord for Tenants account and Tenant shall reimburse Landlord for the commercially competitive cost thereof (including a reasonable charge for Landlord's overhead) within ten
(10) days after receipt of a bill therefor. Any such alterations, additions or improvements made in accordance with this section shall be competitively bid; any contractor chosen shall be licensed, insured for projects in excess of $25,000.00, Landlord may require Tenant to provide a performance bond in the full amount of such alterations, additions or improvements. All Alterations shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Premises to their condition prior to the installation of such alterations. Tenant shall have the right to make non-structural alterations, additions or improvements (costing less than Five Thousand Dollars ($5,000.00)) without Landlord's consent. Tenant's alterations will not penetrate the ceiling or the floors without the approval of Landlord, not to be unreasonably withheld or delayed.

  4.2 All furniture, furnishings, and articles of movable personal property installed in the Premises by or for the account of Tenant, without expense to Landlord, and which can be removed without structural or other material damage to the Building (all of which are herein called "Tenant's Property") shall be and remain the property of Tenant and may be removed by it at any time during tile Term; provided, however, that any equipment or other property for which Landlord has granted any allowance or credit to Tenant or which is a replacement for items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property. Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Premises all of Tenant's Property except such items as the parties shall have agreed are to remain and become the property of Landlord and Tenant shall repair or pay the costs of repairing any damage to tile Premises or to the Building resulting from such removal.
Tenant's obligations under this Section 7.2 shall survive the termination of this Lease. Any items of Tenant's Property that remain in the Premises after the expiration or earlier termination of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit. In no event shall Tenant have any obligation to remove any of the initial Tenant Improvements further defined in Exhibit C.

5.   Environmental

  To the best knowledge of Landlord, (i) no Hazardous Material is present in, on or under the Building or Property or the soil, surface water or groundwater thereof, (ii) no underground storage tanks are present on the Property, and
(iii) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Material or pursuant to any Hazardous Materials laws. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys' and consultants' fees) of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Property, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or

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regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the release or emission of Hazardous Material by Tenant or its agents or employees in violation of applicable Hazardous Materials laws.

6.   Approvals

  Notwithstanding anything to the contrary in the Lease Form, whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgement (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

7.   Reasonable Expenditures

  Notwithstanding anything to the contrary in the Lease Form, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

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